    THIS DOCUMENT CONTAINS 15 PAGES. THE EXHIBIT INDEX IS LOCATED ON PAGE 6.
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 2000
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  GENRAD, INC.

               (Exact name of issuer as specified in its charter)

          MASSACHUSETTS                  04-1360950
  (State or other jurisdiction        (I.R.S. employer
of incorporation or organization)   identification no.)

          7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886-0033

                    (Address of principal executive offices)

                            ------------------------

                      NON-STATUTORY STOCK OPTION AGREEMENT
                                 BY AND BETWEEN
                      ROBERT M. DUTKOWSKY AND GENRAD, INC.

                              (Full title of plan)

       ROBERT M. DUTKOWSKY                             Copy to:
           GENRAD, INC.                      CONSTANTINE ALEXANDER, ESQ.
     7 TECHNOLOGY PARK DRIVE                NUTTER, MCCLENNEN & FISH, LLP
     WESTFORD, MA 01886-0033                   ONE INTERNATIONAL PLACE
          (978) 589-7000                   BOSTON, MASSACHUSETTS 02110-2699
   (Name, address and telephone                     (617) 439-2000
   number of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT BEING      OFFERING PRICE PER        AGGREGATE          REGISTRATION
 SECURITIES TO BE REGISTERED      REGISTERED (1)            SHARE           OFFERING PRICE             FEE
Common Stock,
  $1.00 par value per share...    500,000 Shares          $7.375(2)        $3,687,500.00(2)        $973.50(2)

(1) This Registration Statement covers 500,000 shares of Common Stock which may be issued to Mr. Robert M. Dutkowsky pursuant to that certain Non-Statutory Stock Option Agreement by and between Mr. Dutkowsky and the Company dated April 24, 2000. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based on an exercise price per share of $7.375 representing the closing price per share of the Common Stock as reported on the New York Stock Exchange on April 24, 2000.

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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    GenRad, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2000;

    (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2000, and its Current Reports on Form 8-K dated April 4 and April 27, 2000; and

    (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 (File No. 333-93701).

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's By-laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by the laws of the Commonwealth of Massachusetts.

    Section 67 of Chapter 156B of the Massachusetts General Laws, which is applicable to the Company as a Massachusetts corporation, provides as follows:

    "Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

    No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

    The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

    The Company provides officers' and directors' liability insurance for its officers and directors and has entered into indemnification agreements with each of its executive officers providing contractual indemnification by the Company to the fullest extent permissible under the laws of the Commonwealth of Massachusetts.

ITEM 7. EXEMPTION FROM REGISTRATION.

    Not applicable.

ITEM 8. EXHIBITS.

    See the exhibit index immediately preceding the exhibits attached hereto.

ITEM 9. UNDERTAKINGS.

(1) The undersigned registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
    Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's Certificate of Incorporation and By-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Massachusetts, on the 1st day of June 2000.

                                                       GENRAD, INC.

                                                       By:  /s/ WALTER A. SHEPHARD
                                                            -----------------------------------------
                                                            Walter A. Shephard
                                                            Vice President, Chief Financial Officer
                                                            and Clerk

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert M. Dutkowsky and Walter A. Shephard, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
               /s/ ROBERT M. DUTKOWSKY
     -------------------------------------------       President, Chief Executive      June 1, 2000
                 Robert M. Dutkowsky                     Officer and Director

                                                       Vice President, Chief
               /s/ WALTER A. SHEPHARD                    Financial Officer,
     -------------------------------------------         Principal Accounting          June 1, 2000
                 Walter A. Shephard                      Officer and Clerk

              /s/ WILLIAM S. ANTLE III
     -------------------------------------------       Director                        June 1, 2000
                William S. Antle III

               /s/ RUSSELL A. GULLOTTI
     -------------------------------------------       Director                        June 1, 2000
                 Russell A. Gullotti

               /s/ LOWELL B. HAWKINSON
     -------------------------------------------       Director                        June 1, 2000
                 Lowell B. Hawkinson

               /s/ WILLIAM G. SHEERER
     -------------------------------------------       Director                        June 1, 2000
                 William G. Sheerer

               /s/ ADRIANNA STADECKER
     -------------------------------------------       Director                        June 1, 2000
                 Adrianna Stadecker

                    /s/ ED ZSCHAU
     -------------------------------------------       Director                        June 1, 2000
                      Ed Zschau

                                 EXHIBIT INDEX

EXHIBIT NO.                    TITLE                                                              PAGE
-----------                    -----                                                              ----

Exhibit 4                      Non-Statutory Stock Option Agreement by and
                               between the Company and Robert M. Dutkowsky
                               dated April 24, 2000                                               7

Exhibit 5                      Opinion of Nutter, McClennen & Fish, LLP                           14

Exhibit 23.1                   Consent of Nutter, McClennen & Fish, LLP
                               (contained in Exhibit 5)                                           14

Exhibit 23.2                   Consent of PricewaterhouseCoopers LLP                              15

                                      -6-